EXHIBIT 99.1

RIOT ENERGIZES NEW CORSICANA FACILITY IN NAVARRO COUNTY, TEXAS

Riot Announces Energization of Its New Corsicana Facility, With Miners Now Hashing

CASTLE ROCK, COLO. / Globe Newswire / April 18, 2024 / Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), an industry leader in vertically integrated Bitcoin (“BTC”) mining, announced today that it has successfully energized the substation at the Company’s Corsicana Facility.

“Two years ago, we purchased 265 acres of land in Navarro County, Texas, driven by our vision to build the world’s largest Bitcoin mining facility, and today, we have achieved a new milestone in turning that vision into a reality with the energization of our Corsicana Facility,” said Jason Les, CEO of Riot. “This landmark achievement highlights our team’s unwavering dedication and collaborative effort over the past two years. With the Corsicana Facility’s 400-megawatt substation now operational, we remain well on track to increase our self-mining hash rate capacity to 31 EH/s by the end of 2024, which will represent a significant increase in our operational capabilities. We are excited about the incredible pipeline for growth the Corsicana Facility provides over the next several years, and we look forward to further executing on that plan.”

Riot’s Corsicana Facility will have a total capacity of 1 GW when fully developed, at which point it is expected to be the largest known Bitcoin mining facility in the world by developed capacity. The recently energized substation will power the initial 400 MW phase of development of the Corsicana Facility. This initial phase is expected to add 16 EH/s to Riot’s self-mining capacity by the end of 2024. The first batch of miners in the first 100 MW building, Building A1, have been installed and are already hashing, and miners will continue to be deployed in Building A1 until a total capacity of 3.7 EH/s is reached.

The remaining buildings in the first phase, Buildings A2, B1, and B2, are set to progressively become operational over the next several months and are expected to add an additional 12 EH/s to Riot’s self-mining capacity, which is expected to total 31 EH/s by the end of 2024.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.  Our mission is to positively impact the sectors, networks, and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the Company’s plans, objectives, expectations, and intentions. The risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of

Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Corsicana site expansion; our expected schedule of new miner deliveries; the impact of weather events on our operations and results; our ability to successfully deploy new miners; potential negative impacts on our results of Bitcoin production due to the variance in our mining pool rewards; megawatt (“MW”) capacity under development; our potential inability to realize the anticipated benefits from immersion cooling; our ability to access sufficient additional capital for future strategic growth initiatives; the possibility that the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; the anticipated impacts of the Bitcoin “halving”; and the impact of COVID-19 on us, our customers, or on our suppliers in connection with our estimated timelines. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

Investor Contact:
Phil McPherson
303-794-2000 ext. 110

IR@Riot.Inc

Media Contact:
Alexis Brock
303-794-2000 ext. 118

PR@Riot.Inc